Exhibit 10.12

CONSULTING AGREEMENT

EFFECTIVE DATE: November 26, 2025

This CONSULTING AGREEMENT (the “Agreement”) is made as of the date set forth above (the “Effective Date”) by and among STRAN & COMPANY, INC., a Nevada corporation (the “Client”), the consultant named on the signature page hereto (the “Consultant”), and the sole owner and officer of Consultant named on the signature page hereto (“Officer”).

1. Engagement of Services. In connection with Officer’s current role as Vice President of Growth and Strategic Initiatives for Client since March 2020 and Officer’s anticipated role as Chief Strategy Officer and Chief Compliance Officer for Client, Consultant, an entity whose sole owner and officer is Officer, has been providing services to Client, and from and after the date hereof and subject to the terms of this Agreement, Consultant will continue to render these services (all of such services, including those rendered prior to the date hereof, are referred to herein as the “Services”). Consultant will have exclusive control over the manner and means of performing the Services, including the choice of place and time. Consultant will provide, at Consultant’s own expense, a place of work and all equipment, tools and other materials necessary to complete the Services; however, to the extent necessary to facilitate performance of the Services, Client may, in its discretion, make its equipment or facilities available to Officer or Consultant at Officer or Consultant’s request. While on Client’s premises, Officer and Consultant agree to comply with Client’s then-current access rules and procedures, including those related to safety, security and confidentiality. Consultant agrees and acknowledges that Officer and Consultant have no expectation of privacy with respect to Client’s telecommunications, networking or information processing systems (including stored computer files, email messages and voice messages) and that Officer and Consultant’s activities, including the sending or receiving of any files or messages, on or using those systems may be monitored, and the contents of such files and messages may be reviewed and disclosed, at any time, without notice.

2. Compensation. As compensation for the Services, Client will compensate Consultant as follows:

2.1 Annual Fee. Client will pay Consultant an annual fee of $250,000 during the Term (as defined below), pro-rated for any period for which the Services are provided for less than the Term’s full length (the “Annual Fee”). Payment to Consultant of the Annual Fee will be due on a bi-weekly basis following Client’s receipt of an invoice which contains accurate records of the work performed sufficient to document the invoiced fees during the prior period or unbilled portion thereof. Consultant will be reimbursed only for its reasonable and documented expenses that are preapproved in writing (including by email) by Client.

2.2 Cash Bonus. For each fiscal year completed during the Term, Consultant will be eligible to earn a cash bonus (the “Bonus”). The Bonus shall be equal to forty percent (40%) of Consultant’s Annual Fee for attainment of certain target performance goals as provided for below, or sixty percent (60%) of Consultant’s Annual Fee for attainment of certain above-target performance goals as provided for below. The target performance goals, above-target performance goals, and related metrics and criteria for determining the Bonus shall be established by the Compensation Committee of the Board (the “Compensation Committee”) on or prior to the sixtieth (60th) day of each fiscal year with respect to which the Bonus may be earned, subject to Consultant’s prior submission of proposed target and above-target performance goals for such fiscal year to the Committee. Following the end of the fiscal year with respect to which the Bonus may be earned, and no later than ninetieth (90th) calendar day (or, if later, within fifteen (15) days after the Company’s audited financial statements for the fiscal year with respect to which the Bonus may be earned are issued), the Committee shall determine and certify in writing the level of achievement of the performance target and the resulting Bonus amount, and the Company shall pay any earned Bonus in a single lump sum cash payment within thirty (30) days after such certification, subject to all terms and conditions of this Agreement.

2.3 Equity Award. Officer will be awarded 100,000 restricted shares of the Company’s common stock, par value $0.0001 per share (the “Restricted Shares”), on the Effective Date, which shall vest as to one-quarter on January 1, 2026 and the remainder vesting as to one-third on each of the first, second and third anniversaries of the Effective Date.

2.4 Equity Grants Generally. All grants of or pending grants of Restricted Shares shall be awarded under the Stran & Company, Inc. Amended and Restated 2021 Equity Incentive Plan (the “Plan”) and shall be subject to the further terms and conditions of the Plan and a Restricted Stock Award Agreement.

2.5 Accelerated Vesting of Equity Upon Termination. If: (a) Consultant is terminated by Client for any reason other than expiration of the Term under Section 11, or “Cause” as defined in Section 11.3 of this Agreement; or (b) if a Change in Control as defined in Section 11.5(b) occurs (regardless of whether Consultant’s engagement hereunder terminates in connection with such Change in Control), all outstanding unvested equity grants under the Plan, including, but not limited to, grants of shares, restricted stock units, or stock options shall vest immediately and, to the extent permissible under applicable law, all lockups and restrictions on the sale of such equity or the exercise of options shall be deemed lifted effective immediately, except to the extent that such acceleration of vesting would require additional stockholder approval under applicable law or stock exchange rules. In the event of any conflict between the terms of any award agreement and this Section 2.5, the terms of this Section 2.5 shall prevail except as otherwise required under the Plan.

2.6 Automobile Bonus. During the Term, Client will pay Consultant an additional $750 per month as an automobile bonus.

2.7 Indemnification and Insurance. The Company shall indemnify and hold Officer harmless to the maximum extent permitted under applicable law and the Company’s bylaws for acts and omissions in Officer’s capacity as an officer, director, or agent of the Company. The Company shall maintain substantially the same level of directors’ and officers’ insurance coverage as the Company has in place on the Effective Date during the Term.

3. Ownership of Work Product. Consultant and Officer agree that any and all Work Product, other than Preexisting IP (as defined below), shall be the sole and exclusive property of Client. Consultant and Officer hereby irrevocably assign to Client all right, title and interest worldwide in and to any deliverables arising from the provision of the Services (“Deliverables”), and to any ideas, concepts, processes, discoveries, developments, formulae, information, materials, improvements, designs, artwork, content, software programs, other copyrightable works, and any other work product created, conceived or developed by Consultant or Officer (whether alone or jointly with others) for Client during or before the term of this Agreement, including all copyrights, patents, trademarks, trade secrets, and other intellectual property rights therein (the “Work Product”). Consultant and Officer retain no rights to use the Work Product other than rights to Preexisting IP and agree not to challenge the validity of Client’s ownership of the Work Product. Consultant and Officer agree to execute, at Client’s request and expense, all documents and other instruments necessary or desirable to confirm such assignment. In the event that Consultant or Officer does not, for any reason, execute such documents within a reasonable time after Client’s request, Consultant and Officer hereby irrevocably appoint Client as each of Consultant’s and Officer’s attorney-in-fact for the purpose of executing such documents on Consultant’s or Officer’s behalf, which appointment is coupled with an interest.

4. Other Rights. If Consultant or Officer has any rights, including without limitation “artist’s rights” or “moral rights,” in the Work Product other than Preexisting IP which cannot be assigned, Consultant and Officer hereby unconditionally and irrevocably grant to Client an exclusive (even as to Consultant and Officer), worldwide, fully paid and royalty-free, irrevocable, perpetual license, with rights to sublicense through multiple tiers of sublicensees, to use, reproduce, distribute, create derivative works of, publicly perform and publicly display the Work Product in any medium or format, whether now known or later developed. In the event that Consultant or Officer has any rights in the Work Product that cannot be assigned or licensed, Consultant and Officer unconditionally and irrevocably waive the enforcement of such rights, and all claims and causes of action of any kind against Client or Client’s customers.

5. License to Preexisting IP. Client acknowledges that Consultant may incorporate into Work Product intellectual property developed by a third party or by Consultant other than in the course of performing services for Client (“Preexisting IP”). To the extent that Consultant uses or incorporates Preexisting IP into Work Product, Consultant and Officer hereby grant to Client a non-exclusive, perpetual, fully-paid and royalty-free, irrevocable and worldwide right, with the right to sublicense through multiple levels of sublicensees, to use, reproduce, distribute, create derivative works of, publicly perform and publicly display in any medium or format, whether now known or later developed, such Preexisting IP incorporated or used in Work Product. However, in no event will Consultant incorporate into the Work Product any software code licensed under the GNU GPL or LGPL or any similar “open source” license. Consultant and Officer represent and warrant that Consultant and Officer have an unqualified right to license to Client all Preexisting IP as provided in this Section 5.

6. Representations and Warranties. Consultant and Officer each represents and warrants that: (a) the Services shall be performed in a professional manner and in accordance with industry standards, (b) Work Product will be an original work of Consultant or Officer, (c) Consultant and Officer have the right and unrestricted ability to assign the ownership of Work Product to Client as set forth in Section 3 hereof (including without limitation the right to assign the ownership of any Work Product created by Consultant’s or Officer’s employees or contractors), (d) neither the Work Product nor any element thereof will infringe upon or misappropriate any copyright, patent, trademark, trade secret, right of publicity or privacy, or any other proprietary right of any person, whether contractual, statutory or common law, (e) Consultant and Officer have an unqualified right to grant to Client the license to Preexisting IP set forth in Section 5 hereof, and (f) Consultant and Officer will comply with all applicable federal, state, local and foreign laws governing corporations or self-employed individuals, including laws requiring the payment of taxes, such as income and employment taxes, and social security, disability, and other contributions. Consultant and Officer agree to indemnify and hold Client harmless from any and all damages, costs, claims, expenses or other liability (including reasonable attorneys’ fees) arising from or relating to the breach or alleged breach by Consultant or Officer of the representations and warranties set forth in this Section 6.

7. Independent Contractor Relationship. Consultant’s relationship with Client is that of an independent contractor, and nothing in this Agreement is intended to, or should be construed to, create a partnership, agency, joint venture or employment relationship between Client and any of Consultant’s or Officer’s employees or agents. Consultant and Officer are not authorized to make any representation, contract or commitment on behalf of Client unless otherwise expressly permitted by Client. Consultant, Officer and Consultant’s and Officer’s employees will not be entitled to any of the benefits that Client may make available to its employees, including, but not limited to, group health or life insurance, profit-sharing or retirement benefits. Because Consultant is an independent contractor, Client will not withhold or make payments for social security, make unemployment insurance or disability insurance contributions, or obtain workers’ compensation insurance on behalf of Consultant. Consultant and Officer are solely responsible for, and will file, on a timely basis, all tax returns and payments required to be filed with, or made to, any federal, state or local tax authority with respect to the performance of Services and receipt of fees under this Agreement. Consultant and Officer are solely responsible for, and must maintain adequate records of, expenses incurred in the course of performing Services under this Agreement. No part of Consultant’s compensation will be subject to withholding by Client for the payment of any social security, federal, state or any other employee payroll taxes. Client will regularly report amounts paid to Consultant by filing Form 1099-MISC with the U.S. Internal Revenue Service (“IRS”) as required by law. If, notwithstanding the foregoing, Consultant is reclassified as an employee of Client, or any affiliate of Client, by the IRS, the U.S. Department of Labor, or any other federal or state or foreign agency as the result of any administrative or judicial proceeding, Consultant and Officer agree that Consultant and Officer will not, as the result of such reclassification, be entitled to or eligible for, on either a prospective or retrospective basis, any employee benefits under any plans or programs established or maintained by Client.

8. Confidential Information.

(a) Consultant and Officer agree that during the term of this Agreement and thereafter neither will use or permit the use of Client’s Confidential Information (as defined below) in any manner or for any purpose not expressly set forth in this Agreement, will hold such Confidential Information in confidence and protect it from unauthorized use and disclosure, and will not disclose such Confidential Information to any third parties except as set forth in Section 9 hereof. “Confidential Information” as used in this Agreement shall mean all information disclosed by Client to Consultant or Officer, whether during or before the Term, that is not generally known in the Client’s trade or industry and shall include, without limitation: (a) concepts and ideas relating to the development and distribution of content in any medium or to the current, future and proposed products or services of Client or its subsidiaries or affiliates; (b) trade secrets, drawings, inventions, know-how, software programs, and software source documents; (c) information regarding plans for research, development, new service offerings or products, marketing and selling, business plans, business forecasts, budgets and unpublished financial statements, licenses and distribution arrangements, prices and costs, suppliers and customers; (d) existence of any business discussions, negotiations or agreements between the parties; and (e) any information regarding the skills and compensation of employees, contractors or other agents of Client or its subsidiaries or affiliates. Confidential Information also includes proprietary or confidential information of any third party who may disclose such information to Client, Consultant or Officer in the course of Client’s business. Confidential Information does not include information that (x) is or becomes a part of the public domain through no act or omission of Consultant or Officer, (y) is disclosed to Consultant and Officer by a third party without restrictions on disclosure, or (z) was in Consultant’s and Officer’s lawful possession prior to the disclosure and was not obtained by Consultant or Officer either directly or indirectly from Client. In addition, this Section 8 will not be construed to prohibit disclosure of Confidential Information to the extent that such disclosure is required by law or valid order of a court or other governmental authority or as required or permitted to be disclosed pursuant to Section 8(b) or Section 8(c). All Confidential Information furnished to Consultant or Officer by Client is the sole and exclusive property of Client or its suppliers or customers. Upon request by Client, Consultant and Officer agree to promptly deliver to Client the original and any copies of the Confidential Information.

(b) Nothing herein shall be construed to prevent disclosure of Confidential Information as may be required by applicable law or regulation, or pursuant to the valid order of a court of competent jurisdiction or an authorized government agency, provided that the disclosure does not exceed the extent of disclosure required by such law, regulation, or order.

(c) Nothing herein prohibits or restricts Consultant or Officer (or Consultant’s or Officer’s attorney) from initiating communications directly with, responding to an inquiry from, or providing testimony before the Securities and Exchange Commission, the Financial Industry Regulatory Authority, Inc., any other self-regulatory organization, or any other federal or state regulatory authority regarding a possible securities law violation.

(d) Notwithstanding any other provision of this Agreement:

(i) Consultant and Officer will not be held criminally or civilly liable under any federal or state trade secret law for any disclosure of a trade secret that:

(A) is made (1) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney; and (2) solely for the purpose of reporting or investigating a suspected violation of law; or

(B) is made in a complaint or other document filed under seal in a lawsuit or other proceeding.

(ii) If Consultant or Officer files a lawsuit for retaliation by Client for reporting a suspected violation of law, Consultant or Officer may disclose Client’s trade secrets to Consultant’s or Officer’s attorney and use the trade secret information in the court proceeding if Consultant or Officer:

(A) files any document containing trade secrets under seal; and

(B) does not disclose trade secrets, except pursuant to court order.

9. Consultant’s Employees. Consultant will ensure that each of its employees or other agents, including Officer, who will have access to any Confidential Information or perform any Services has entered into a binding written agreement that is expressly for the benefit of Client and protects Client’s rights and interests to at least the same degree as Section 8 hereof. Client reserves the right to refuse or limit Consultant’s use of any employee or consultant or to require Consultant to remove any employee or consultant already engaged in the performance of the Services. Client’s exercise of such right will in no way limit Consultant’s and Officer’s obligations under this Agreement.

10. No Conflict of Interest. During the term of this Agreement, Consultant and Officer will not accept work, enter into a contract, or accept an obligation from any third party, inconsistent or incompatible with Consultant’s and Officer’s obligations, or the scope of Services rendered for Client, under this Agreement. Consultant and Officer each warrants that there is no other contract or duty on its part inconsistent with this Agreement. Consultant and Officer each agrees to indemnify Client from any and all loss or liability incurred by reason of the alleged breach by Consultant or Officer of any services agreement with any third party.

11. Term and Termination.

11.1 Term. The term of this Agreement is for twenty-four (24) months from the Effective Date set forth above, unless earlier terminated as provided in this Agreement, or unless extended, on these or different terms, as hereinafter provided in this Agreement or otherwise by mutual written agreement of Client and Consultant (“Term”). Upon each prescribed date of expiration of the Term (each a “Renewal Date”), the Term shall automatically be extended by one additional year (the “Extension Period”) unless either party shall have provided notice to the other 60 days prior to a Renewal Date that such party does not desire to extend the term of this Agreement, in which case no further extension of the term of this Agreement shall occur pursuant hereto but all previous extensions of the term shall continue to be given full force and effect. For the avoidance of doubt, the “Term” of this Agreement shall include any Extension Periods, as well as the period of any extension of the Term by mutual written agreement of Client and Consultant. The delivery by Client of written notice that the Term will not be extended in accordance herewith shall not be deemed a termination of Consultant by the Company without “Cause” (as defined below). During the Term, Consultant agrees to perform all legal and contractual duties and Officer accepts all legal responsibilities of an “executive officer” of Client as such term is defined under Rule 3b-7 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

11.2 Termination Without Cause or for Good Reason. Client may terminate this Agreement without Cause at any time upon thirty (30) days’ prior written notice to Consultant. Consultant may terminate this Agreement for Good Reason (as defined below) at any time upon thirty (30) days’ prior written notice to Client. In the event that Consultant’s engagement is terminated without Cause or for Good Reason, Client shall have no further obligations to Consultant hereunder except (a) for unpaid (i) fees required to be paid pursuant to the satisfaction of the terms of Section 2.1 hereof; and (ii) any Bonus required to be paid or required to be provided pursuant to Section 2.2 hereof, including any Bonus determined and certified in writing following termination (such fees and Bonus collectively, the “Accrued Amounts”); and (b) upon execution by each of Consultant and Officer of a general release and waiver in the form annexed to this Agreement as Exhibit A (the “Release”), a severance payment equal to one-half (½) of the Annual Fee. Consultant shall have sixty (60) days from the date of termination to execute and return the Release. Payments made on account of Consultant’s execution of the Release shall be paid in six (6) monthly installments within fifteen (15) days of each of the six (6) calendar months following the date of termination. As used herein, “Good Reason” shall mean the occurrence of any of the following circumstances without Consultant’s prior written consent: (a) A substantial and material adverse change in the nature of Consultant or Officer’s title, duties and/or responsibilities with Client that represents a demotion from its or his title, duties or responsibilities as in effect immediately prior to such change; (b) material breach of this Agreement by Client; (c) a failure by Client to make any payment Consultant when due, unless the payment is not material and is being contested by Client, in good faith; or (d) a liquidation, bankruptcy or receivership of Client; (e) refusal of any successor to Client to assume this Agreement; or (f) failure of Client to maintain directors’ and officers’ insurance coverage of substantially the same amount as it provided as of the Effective Date. Notwithstanding the foregoing, no “Good Reason” shall be deemed to exist with respect to Client’s acts described in clauses (a), (b) or (c) above, unless Consultant shall have given written notice to Client within a period not to exceed ten (10) calendar days of Client’s knowledge of the initial existence of the occurrence, specifying the “Good Reason” with reasonable particularity and, within thirty (30) calendar days after such notice, the Company shall not have cured or eliminated the problem or thing giving rise to such “Good Reason”; provided, however, that no more than two cure periods shall be provided during any twelve-month period of a breach of clauses (a), (b) or (c) above.

11.3 Termination for Cause. Client, by written notice to Consultant, may terminate Consultant’s engagement for “Cause.” In the event that Consultant’s engagement is terminated by Client with Cause, Client shall have no further obligations to Consultant hereunder except for any Accrued Amounts. As used herein, “Cause” shall mean: (a) conviction of or plea of guilty or nolo contendere by Consultant or Officer to a felony under the laws of the United States or any state thereof; (b) commission of fraud or embezzlement on Client or any of its subsidiaries; (c) willful act or omission by Consultant or Officer which results in an assessment of a civil or criminal penalty against the Client or any of its subsidiaries that causes material financial or reputational harm to the Company or any of its subsidiaries; (d) any intentional act of dishonesty by Consultant or Officer resulting or intending to result in personal gain or enrichment at the expense of Client or any of its subsidiaries; (e) a violation by Consultant or Officer of law (whether statutory, regulatory or common law), causing a material financial harm or material reputational harm to Client or any of its subsidiaries; (f) a material violation by Consultant or Officer of Client’s (or any of its subsidiaries’) bona fide, written equal employment opportunity, antidiscrimination, anti-harassment, or anti-retaliation policies, Code of Business Ethics and Business Conduct, or other written policies; (g) material breach by Consultant or Officer of its or his obligations pursuant to Section 8 or any other material obligation under this Agreement or any other written agreement between Consultant or Officer and Client; (h) Consultant or Officer’s willful failure to perform Consultant or Officer’s duties (other than any such failure resulting from incapacity due to physical or mental illness); (i) Consultant or Officer’s engagement in conduct that brings or is reasonably likely to bring Client negative publicity or into public disgrace, embarrassment, or disrepute; (j) Officer’s consistent abuse of alcohol, prescription drugs or controlled substances, which interferes with the performance of his duties to Client; or (k) excessive absenteeism of Officer other than for reasons of illness. For purposes of this provision, none of Consultant or Officer’s acts or failures to act shall be considered “willful” unless Consultant or Officer acts, or fails to act, in bad faith or without reasonable belief that the action or failure to act was in the best interests of Client. Consultant or Officer’s actions, or failures to act, based upon authority given pursuant to a resolution duly adopted by the Board or upon the advice of counsel for Client shall be conclusively presumed to be in good faith and in the best interests of Client. Notwithstanding the foregoing, no “Cause” for termination shall be deemed to exist with respect to Consultant or Officer’s acts described in clauses (g), (i), (j), and (k) above (except as described below), unless Client shall have given written notice to Consultant within a period not to exceed ten (10) calendar days of the initial existence of the occurrence, specifying the “Cause” with reasonable particularity and, within thirty (30) calendar days after such notice, Consultant or Officer shall not have cured or eliminated the problem or thing giving rise to such “Cause;” provided, however, no more than two cure periods need be provided during any twelve-month period; and provided further, however, that any breach of this Agreement relating to any acts described in clauses (a), (b), (c), (d), (e), (f), or (h) shall result in a termination for “Cause” without any advance notice and without any ability on the part of Consultant or Officer to cure such breach.

11.4 Termination By Consultant Without “Good Reason”. Consultant, by written notice to Client, may terminate Consultant’s engagement by giving at least thirty (30) days written notice to Client. In the event that Consultant’s engagement is terminated by Consultant without Good Reason, Client shall have no further obligations to Consultant hereunder except for any Accrued Amounts.

11.5 Termination Without Cause in Connection with Change in Control.

(a) Notwithstanding anything in this Agreement to the contrary, if Consultant is terminated by Client without Cause, within ninety (90) days prior to, or 12 months after, a Change in Control, then Client shall have no further obligations to Consultant hereunder except for the compensation provided for under Section 11.2, except that the severance payment provided for under clause (b) thereof shall equal two (2) times the Annual Fee instead of one-half (½) of the Annual Fee, subject to the execution by each of Consultant and Officer of the Release (as defined below), and payments made on account of Consultant’s execution of the Release shall be paid in twenty-four (24) monthly installments within fifteen (15) days of each of the twenty-four (24) calendar months following the date of termination.

(b) For the purposes of this Agreement, “Change in Control” shall be deemed to have occurred if, after the Effective Date, any of the following occurs (through one or a series of related transactions): (i) The sale, disposition or transfer to an unrelated third-party of over sixty five percent (65.0%) of the consolidated assets of Client and its consolidated subsidiaries, (ii) a sale, disposition or transfer resulting in no less than a majority of the voting power or equity interests of Client and its consolidated subsidiaries on a fully-diluted basis being held by a person (as defined below) or persons acting as a group who prior to such sale, disposition or transfer did not have a majority of such voting power, (iii) a merger, consolidation, recapitalization or reorganization of Client or its consolidated subsidiaries with or into one or more entities such that “control” (as defined below) of the resulting entity is held, directly or indirectly, by a person or persons acting as a group who did not have control of Client and its consolidated subsidiaries prior to such merger, consolidation, recapitalization or reorganization, or (iv) the liquidation or dissolution of Client or its consolidated subsidiaries. For purposes of the foregoing, “control” means the power to direct or cause the direction of the management and policies, or the power to appoint directors, whether through the ownership of voting interests, by contract or otherwise, and “person” shall have the meaning such term has as is used in Sections 13(d) and 14(d) of the Exchange Act. For the avoidance of doubt any restructuring of Client into a holding company structure, re-domestication of Client into a different jurisdiction or other reorganization of Client where the persons who prior to such restructuring, re-domestication or reorganization held a majority of the voting power continue to hold a majority of the voting power thereafter shall not be deemed to be a Change in Control.

11.6 Accrued Amounts. All Accrued Amounts provided for under this Agreement shall be paid within seven (7) calendar days after the termination of Consultant.

12. Survival. The rights and obligations contained in Section 3 hereof (“Ownership of Work Product”), Section 4 hereof (“Other Rights”), Section 5 hereof (“License to Preexisting IP”), Section 6 hereof (“Representations and Warranties”), Section 8 hereof (“Confidential Information”) and Section 13 hereof (“Noninterference with Business”) hereof will survive any termination or expiration of this Agreement.

13. Noninterference with Business. During this Agreement, and for a period of one (1) year immediately following its termination, each of Consultant and Officer agrees not to interfere with the business of Client in any manner. By way of example and not of limitation, each of Consultant and Officer agrees not to solicit or induce any employee, independent contractor, or Client customer to terminate or breach an employment, contractual or other relationship with Client.

14. Successors and Assigns. Consultant and Officer may not subcontract or otherwise delegate or assign this Agreement or any of its obligations under this Agreement without Client’s prior written consent. Any attempted assignment in violation of the foregoing shall be null and void. Subject to the foregoing, this Agreement will be for the benefit of Client’s successors and assigns, and will be binding on Consultant’s and Officer’s assignees.

15. Notices. Any notice required or permitted by this Agreement shall be in writing and shall be delivered as follows with notice deemed given as indicated: (i) by personal delivery when delivered personally; (ii) by overnight courier upon written verification of receipt; (iii) by telecopy or facsimile transmission upon acknowledgment of receipt of electronic transmission; or

(iv) by certified or registered mail, return receipt requested, upon verification of receipt. Notice shall be sent to the addresses set forth below or such other address as either party may specify in writing.

16. Governing Law. This Agreement shall be governed in all respects by the laws of the United States of America and by the laws of the Commonwealth of Massachusetts, without giving effect to any conflicts of laws principles that require the application of the law of a different jurisdiction. Any action or proceeding by either of the parties to enforce any arbitration award or seeking injunctive relief in aid of arbitration under this Agreement shall be brought only in a state or federal court located in the Commonwealth of Massachusetts, Suffolk County. The parties hereby irrevocably submit to the exclusive jurisdiction of such courts and waive the defense of inconvenient forum to the maintenance of any such action or proceeding in such venue.

17. Severability. Should any provisions of this Agreement be held by a court of law to be illegal, invalid or unenforceable, the legality, validity and enforceability of the remaining provisions of this Agreement shall not be affected or impaired thereby.

18. Section 409A.

(a) General Compliance. This Agreement is intended to comply with Section 409A of the United States Internal Revenue Code (“Section 409A”) or an exemption thereunder and shall be construed and administered in accordance with such intent. Notwithstanding any other provision of this Agreement, payments provided under this Agreement may only be made upon an event and in a manner that complies with Section 409A or an applicable exemption. Any nonqualified deferred compensation payments under this Agreement that may be excluded from Section 409A either as separation pay due to an involuntary separation from service or as a short-term deferral shall be excluded from Section 409A to the maximum extent possible. For purposes of Section 409A, each installment payment provided under this Agreement shall be treated as a separate payment. Any payments to be made under this Agreement upon a termination of service shall only be made upon a “separation from service” under Section 409A. Notwithstanding the foregoing, the Client makes no representations that the payments and benefits provided under this Agreement comply with Section 409A, and in no event shall the Client be liable for all or any portion of any taxes, penalties, interest, or other expenses that may be incurred by Consultant on account of non-compliance with Section 409A.

(b) Specified Employees. Notwithstanding any other provision of this Agreement, if any payment or benefit provided directly to Officer (and not to Consultant) in connection with Officer’s separation from service is “nonqualified deferred compensation” within the meaning of Section 409A and Officer is a “specified employee” as defined in Section 409A(a)(2)(b)(i), then such payment or benefit shall be delayed until the first business day following the six-month anniversary of Officer’s separation from service or Officer’s death, if earlier (the “Specified Employee Payment Date”). The aggregate of any payments that would otherwise have been paid before the Specified Employee Payment Date and interest on such amounts calculated based on the applicable federal rate published by the Internal Revenue Service for the month in which separation from service occurs shall be paid to Officer in a lump sum on the Specified Employee Payment Date and thereafter, any remaining payments shall be paid without delay in accordance with their original schedule.

(c) Reimbursements. To the extent required by Section 409A, each reimbursement or in-kind benefit provided under this Agreement shall be provided in accordance with the following:

(i) the amount of expenses eligible for reimbursement, or in-kind benefits provided, during each calendar year cannot affect the expenses eligible for reimbursement, or in-kind benefits to be provided, in any other calendar year;

(ii) any reimbursement of an eligible expense shall be paid to Consultant on or before the last day of the calendar year following the calendar year in which the expense was incurred; and

(iii) any right to reimbursements or in-kind benefits under this Agreement shall not be subject to liquidation or exchange for another benefit.

19. Waiver. The waiver by Client of a breach of any provision of this Agreement by Consultant or Officer shall not operate or be construed as a waiver of any other or subsequent breach by Consultant or Officer.

20. Injunctive Relief for Breach. Consultant’s and Officer’s obligations under this Agreement are of a unique character that gives them particular value; breach of any of such obligations will result in irreparable and continuing damage to Client for which there will be no adequate remedy at law; and, in the event of such breach, Client will be entitled to injunctive relief and/or a decree for specific performance, and such other and further relief as may be proper (including monetary damages if appropriate).

21. Entire Agreement. This Agreement constitutes the entire agreement between the parties relating to this subject matter and supersedes all prior or contemporaneous oral or written agreements concerning such subject matter, including but not limited that certain Amended and Restated Consulting Agreement, dated as of April 14, 2023, by and between Client, Officer and Consultant. The terms of this Agreement will govern all services undertaken by Consultant for Client. This Agreement may only be changed or amended by mutual agreement of authorized representatives of the parties in writing. The Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which shall be taken together and deemed to be one instrument.

22. Arbitration. Any dispute, controversy, or claim arising out of or related to this Agreement or any breach of this Agreement, and any alleged violation of federal, state, or local statute, regulation, common law, or public policy, shall be submitted to and decided by binding arbitration. Arbitration shall be administered exclusively by JAMS and shall be conducted in Boston, Massachusetts consistent with the rules of JAMS in effect at the time the arbitration is commenced. The parties waive all rights to have their disputes heard or decided by a jury or in a court trial and the right to pursue any class or collective action or representative claims against each other in court, arbitration, or any other proceeding. Any arbitral award determination shall be final and binding upon the parties.

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the Effective Date.

CLIENT:

STRAN & COMPANY, INC.

By:	/s/ Andrew Shape
Name:	Andrew Shape
Title:	President and Chief Executive Officer
Address:	500 Victory Road, Suite 301
Quincy, MA 02171

CONSULTANT:

JOSSELIN CAPITAL ADVISORS, INC.
Name of Consultant

By:	/s/ John Audibert
Name:	John Audibert
Title:	President
Address:	14 Norfield Road
Weston, CT 06883

OFFICER:

John Audibert
Name of Officer

By:	/s/ John Audibert
Name:	John Audibert
Address:	14 Norfield Road
Weston, CT 06883

EXHIBIT A

RELEASE

The undersigned, and Stran & Company, Inc. (the “Client”) entered into a Consulting Agreement, dated November 26, 2025 (the “Agreement”) of which this Release forms a part. For purposes of this Release, Client shall be defined the same as in the Agreement.

Client and the undersigned agree that this Release will become effective seven (7) days after the undersigned sign it and do not revoke it. The undersigned understand and agree that the undersigned may not sign this Release prior to the undersigned’s termination in accordance with Section 11.2 or Section 11.5 of the Agreement. Upon the effectiveness of this Release, the undersigned will be entitled to the payment described in Section 11.2 or Section 11.5 of the Agreement, as applicable, in the manner and under the terms and conditions set forth in the Agreement.

In exchange for providing the undersigned with the compensation described in the Agreement, the undersigned agree to waive all claims against Client, and to release and forever discharge Client, to the fullest extent permitted by law, from any and all liability for any claims, rights or damages of any kind, whether known or unknown to the undersigned, that the undersigned may have against Client as of the date of my execution of this Release that arise out of or relate in any way to Consultant’s engagement with Client or the termination of such engagement, arising under any applicable federal, state or local law or ordinance, including but not limited to Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1866, the Equal Pay Act, the Uniform Services Employment and Re-employment Rights Act, the Age Discrimination in Employment Act of 1967, the Americans with Disabilities Act, the Family and Medical Leave Act of 1993, the Employee Retirement Income Security Act, the Fair Credit Reporting Act, Section 1981 of U.S.C. Title 42, the Civil Rights Act of 1991, the Rehabilitation Act of 1973, the Older Workers Benefit Protection Act, the Worker Adjustment Retraining and Notification Act, the Occupational Safety and Health Act of 1970, and claims for individual relief under the Sarbanes-Oxley Act of 2002 and any other federal, state or local statute or constitutional provision governing employment notwithstanding that none of the undersigned was an employee of Client at any time during the Term; all tort, contract (express or implied), common law, and public policy claims of any type whatsoever; all claims for invasion of privacy, defamation, intentional infliction of emotional distress, injury to reputation, pain and suffering, constructive and wrongful discharge, retaliation, wages, monetary or equitable relief, vacation pay, grants or awards under any unvested and/or cancelled equity and/or incentive compensation plan or program, separation and/or severance pay under any separation or severance pay plan maintained by Client, any other employee fringe benefits plans, medical plans, or attorneys’ fees; or any demand to seek discovery of any of the claims, rights or damages previously enumerated herein.

This Release is not intended to, and does not, release rights or claims that may arise after the date of the undersigned’s execution hereof, including without limitation any rights or claims that the undersigned may have to secure enforcement of the terms and conditions of the Agreement or this Release. To the extent any claim, charge, complaint or action covered by this Release is brought by the undersigned, for the undersigned’s benefit or on the undersigned’s behalf, the undersigned expressly waive any claim to any form of monetary or other damages, including attorneys’ fees and costs, or any other form of recovery or relief in connection with any such claim, charge, complaint or action. The undersigned further agree to dismiss with prejudice any pending civil lawsuit or arbitration covered by this Release. For purposes of this Release, “the undersigned” shall include the undersigned’s affiliates, heirs, executors, administrators, attorneys, representatives, successors and assigns.

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The undersigned acknowledge that the undersigned are executing this Release voluntarily, free of any duress or coercion. Client has urged the undersigned to obtain the advice of an attorney or other representative of my choice, unrelated to Client, prior to executing this Release, and the undersigned acknowledge that the undersigned have had the opportunity to do so. Further, the undersigned acknowledge that the undersigned have a full understanding of the terms of the Agreement and this Release. The undersigned understand that the execution of this Release is not to be construed as an admission of liability or wrongdoing by Client or the undersigned.

The undersigned acknowledge that the undersigned have been given at least twenty-one (21) days within which to consider executing this Release (the “Twenty-One (21)-Day Period”) and seven (7) days from the date of my execution of this Release within which to revoke it (the “Revocation Period”). The undersigned understand that my executed Release must be returned to the President or another executive of Client. If the undersigned execute this Release prior to the end of the Twenty-One (21)-Day Period, the undersigned agree and acknowledge that: (i) the undersigned’s execution was a knowing and voluntary waiver of the undersigned’s rights to consider this Release for the full twenty-one (21) days; and (ii) the undersigned had sufficient time in which to consider and understand this Release, and to review it with an attorney or other representative of the undersigned’s choice, if the undersigned wished. Any revocation of this Release must be in writing and returned to the President or another executive officer of Client, via certified U.S. Mail, Return Receipt Requested. In the event that the undersigned revoke this Release, the undersigned acknowledge that the undersigned will not be entitled to receive, and agree not to accept, any payments or compensation described in the Agreement that are contingent upon signature of this Release. The undersigned agree that the undersigned’s acceptance of any such payments or compensation will constitute an acknowledgment that the undersigned did not revoke this Release. This Release will not become effective or enforceable until the Revocation Period has expired.

BY SIGNING THIS RELEASE, THE UNDERSIGNED ACKNOWLEDGE THAT THE UNDERSIGNED ARE KNOWINGLY AND VOLUNTARILY WAIVING AND RELEASING ANY AND ALL RIGHTS THE UNDERSIGNED MAY HAVE AGAINST STRAN & COMPANY, INC. UP TO THE DATE OF THE UNDERSIGNED’S EXECUTION OF THIS RELEASE UNDER THE AGE DISCRIMINATION IN EMPLOYMENT ACT, THE OLDER WORKERS BENEFIT PROTECTION ACT, AND ALL OTHER APPLICABLE DISCRIMINATION LAWS, STATUTES, ORDINANCES OR REGULATIONS.

ACCEPTED AND AGREED TO

(If Individual)

Name:

Date:

(If Entity)

By: _________________________________________________

Name of Entity: ________________________________________

Name of Authorized Signatory: ____________________________

Title of Authorized Signatory: _____________________________

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